ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-177923 Dated March 5, 2013

JPMorgan Chase & Co. Contingent Absolute Return Autocallable Optimization Securities

Linked to the common stock of Bank of America Corporation due on or about March 14, 2014
Linked to the American depositary shares of Rio Tinto plc due on or about March 14, 2014

Investment Description
Contingent Absolute Return Autocallable Optimization Securities are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. ("JPMorgan Chase") (each, a "Security" and collectively, the "Securities") linked to the performance of the common stock or American depositary shares of a specific company (the "Underlying Stock"). The Securities are designed for investors who believe that the price of one share of the applicable Underlying Stock will remain flat or increase during the term of the Securities, or not close below the applicable Trigger Price on the Final Valuation Date. If the applicable Underlying Stock closes at or above the applicable Initial Share Price (subject to adjustments, in the sole discretion of the calculation agent, in the case of certain corporate events described in the accompanying product supplement no. UBS-3-III under "General Terms of Securities — Anti-Dilution Adjustments") on any Observation Date, JPMorgan Chase will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return. The Call Return increases the longer the Securities are outstanding. If by maturity the Securities have not been called and the closing price of one share of the applicable Underlying Stock closes at or above the applicable Trigger Price on the Final Valuation Date, JPMorgan Chase will repay the principal amount plus pay you a return at maturity equal to the absolute value of the percentage decline in the price of the applicable Underlying Stock from the Trade Date to the Final Valuation Date (the "Contingent Absolute Return"). If by maturity the Securities have not been called and the applicable Underlying Stock closes below the applicable Trigger Price on the Final Valuation Date, the Contingent Absolute Return will not apply and JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the price of the applicable Underlying Stock from the Trade Date to the Final Valuation Date. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount. The Contingent Absolute Return, and any contingent repayment of principal, apply only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

❑Call Return: JPMorgan Chase will automatically call the Securities for a Call Price equal to the principal amount plus a Call Return if the closing price of one share of the applicable Underlying Stock on any Observation Date is equal to or greater than the applicable Initial Share Price. The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❑Contingent Absolute Return at Maturity: If by maturity the Securities have not been called and the price of the applicable Underlying Stock closes at or above the applicable Trigger Price on the Final Valuation Date, JPMorgan Chase will repay the principal amount plus pay the Contingent Absolute Return. If the price of one share of the applicable Underlying Stock closes below the applicable Trigger Price on the Final Valuation Date, the Contingent Absolute Return will not apply and JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the price of the applicable Underlying Stock from the Trade Date to the Final Valuation Date. The Contingent Absolute Return, and any contingent repayment of principal, apply only if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase.

	Trade Date[1]	March 8, 2013
	Settlement Date[1]	March 13, 2013
	Observation Dates[2]	Quarterly (see page 4)
	Final Valuation Date[2]	March 10, 2014
	Maturity Date[2]	March 14, 2014
	[1]	Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Observation Dates, the Final Valuation Date and/or the Maturity Date will be changed so that the stated term of the Securities remains the same.
	[2]	Subject to postponement in the event of a market disruption event and as described under "Description of Securities — Call Feature" and "Description of Securities — Payment at Maturity" in the accompanying product supplement no. UBS-3-III

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE APPLICABLE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "KEY RISKS" BEGINNING ON PAGE 6 AND UNDER "RISK FACTORS" BEGINNING ON PAGE PS-7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-3-III BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering
This free writing prospectus relates to two (2) separate Security offerings. Each issuance of offered Securities is linked to one, and only one, Underlying Stock. You may participate in either of the two (2) Security offerings or, at your election, in both of the offerings. This free writing prospectus does not, however, allow you to purchase a Security linked to a basket of both of the Underlying Stocks described below. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. Each of the two (2) Security offerings is linked to the common stock or American depositary shares of a different company, and each of the two (2) Security offerings has its own Call Return rate, Initial Share Price and Trigger Price, each of which will be determined on the Trade Date. The actual Call Return rate for each Security will not be less than the bottom of the applicable range listed below, but you should be willing to invest in the Securities if the Call Return Rate were set equal to the bottom of that range. The performance of each Security offering will not depend on the performance of the other Security offering.

Underlying Stock	Call Return Rate	Initial Share Price	Trigger Price*	CUSIP	ISIN
Common stock of Bank of America Corporation (Bloomberg ticker: BAC)	8.00% to 10.50% per annum	$•	75% of the Initial Share Price	48124B626	US48124B6267
American depositary shares of Rio Tinto plc (Bloomberg ticker: RIO)	9.00% to 11.25% per annum	$•	75% of the Initial Share Price	48124B618	US48124B6184

* The Trigger Price for each Underlying Stock may be rounded up to the nearest cent.

See "Additional Information about JPMorgan Chase & Co. and the Securities" in this free writing prospectus. Each Security we are offering will have the terms specified in the prospectus dated November 14, 2011, the prospectus supplement dated November 14, 2011, product supplement no. UBS-3-III dated February 28, 2013 and this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ or conflict with those set forth in product supplement no. UBS-3-III, will supersede the terms set forth in product supplement no. UBS-3-III. In particular, please refer to "Additional Terms Specific to the Securities" in this free writing prospectus.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement and product supplement no. UBS-3-III. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(2)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of Bank of America Corporation		$10		$0.15		$9.85
Securities linked to the American depositary shares of Rio Tinto plc		$10		$0.15		$9.85

(1)	The price to the public includes the estimated cost of hedging our obligations under the Securities through one or more of our affiliates, which includes our affiliates' expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see "Use of Proceeds and Hedging" beginning on page PS-18 of the accompanying product supplement no. UBS-3-III.
(2)	UBS Financial Services Inc., which we refer to as UBS, will receive a commission that will depend on market conditions on the Trade Date. In no event will the commission received by UBS exceed $0.15 per $10 principal amount Security.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and these offerings. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov and searching company filings for the term "JPMorgan Chase & Co." Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in these offerings will arrange to send you the prospectus, the prospectus supplement, product supplement no. UBS-3-III and this free writing prospectus if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

This free writing prospectus relates to two (2) separate Security offerings. Each issue of the offered Securities is linked to one, and only one, Underlying Stock. The purchaser of a Security will acquire a security linked to a single Underlying Stock (not to a basket or index that includes the other Underlying Stock). You may participate in either of the two (2) Security offerings or, at your election, in both of the offerings. We reserve the right to withdraw, cancel or modify either offering and to reject orders in whole or in part. While each Security offering relates only to a single Underlying Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Underlying Stock (or the other Underlying Stock) or as to the suitability of an investment in the Securities.

You should read this free writing prospectus together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-3-III dated February 28, 2013. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying product supplement no. UBS-3-III, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-3-III dated February 28, 2013: http://www.sec.gov/Archives/edgar/data/19617/000095010313001399/crt-dp36614_424b2.pdf
♦	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
♦	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

As used in this free writing prospectus, the "issuer," "JPMorgan Chase," "we," "us" and "our" refer to JPMorgan Chase & Co.

Additional Terms Specific to the Securities

For purposes of the Securities offered by this free writing prospectus, notwithstanding anything to the contrary set forth under "General Terms of Securities — Calculation Agent" in the accompanying product supplement no. UBS-3-III, all calculations with respect to the Trigger Price for each Underlying Stock may be rounded up to the nearest cent (e.g., $0.761 is $0.77).

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the applicable Underlying Stock.

♦You believe the applicable Underlying Stock will close at or above the applicable Initial Share Price on one of the specified Observation Dates or will close at or above the applicable Trigger Price on the Final Valuation Date.

♦You understand and accept that you will not participate in any appreciation in the price of the applicable Underlying Stock and that your potential return is limited to the applicable Call Return or, if the Securities have not been called, to the Contingent Absolute Return (as limited by the Trigger Price).

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the applicable Underlying Stock.

♦You would be willing to invest in the Securities if the applicable Call Return rate were set equal to the bottom of the applicable range indicated on the cover hereof (the actual Call Return rate for each Security will be set on the Trade Date and will not be less than the bottom of the applicable range listed on the cover).

♦You do not seek current income from this investment and are willing to forgo dividends paid on the applicable Underlying Stock.

♦You are willing to invest in securities that may be called early or you are otherwise willing to hold such securities to maturity, a term of approximately 12 months.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which J.P. Morgan Securities LLC ("JPMS"), is willing to trade the Securities.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the applicable Underlying Stock.

♦You require an investment designed to provide a full return of principal at maturity.

♦You believe that the price of the applicable Underlying Stock will decline during the term of the Securities and is likely to close below the applicable Trigger Price on the Final Valuation Date exposing you to the full negative Stock Return at maturity.

♦You seek an investment that participates in the full appreciation in the price of the applicable Underlying Stock or that has unlimited return potential.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the applicable Underlying Stock.

♦You would not be willing to invest in the Securities if the applicable Call Return rate were set equal to the bottom of the applicable range indicated on the cover hereof (the actual Call Return rate for each Security will be set on the Trade Date and will not be less than the bottom of the applicable range listed on the cover).

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦You seek current income from this investment or prefer to receive the dividends paid on the applicable Underlying Stock.

♦You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 6 of this free writing prospectus and "Risk Factors" in the accompanying product supplement no. UBS-3-III for risks related to an investment in the Securities.

Indicative Terms
Issuer	JPMorgan Chase & Co.
Issue Price	$10.00 per Security
Underlying Stock	Common stock of Bank of America Corporation American depositary shares of Rio Tinto plc
Principal Amount	$10 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Term[1]	Approximately 12 months, unless called earlier
Call Feature	The Securities will be called if the closing price of one share of the applicable Underlying Stock on any Observation Date is equal to or greater than the applicable Initial Share Price. If the Securities are called, JPMorgan Chase will pay you on the applicable Call Settlement Date a cash payment per Security equal to the applicable Call Price for the applicable Observation Date.
Observation Dates[1,2]	June 10, 2013 September 9, 2013 December 9, 2013 March 10, 2014 (Final Valuation Date)
Call Settlement Dates[2]	2nd business day following the applicable Observation Date, except that the Call Settlement Date for the Final Valuation Date is the Maturity Date.
Call Return	The applicable Call Return increases the longer the Securities are outstanding and is based upon a rate of between (i) 8.00% and 10.50% per annum for Securities linked to the common stock of Bank of America Corporation and (ii) 9.00% and 11.25% per annum for Securities linked to the American depositary shares of Rio Tinto plc. The actual Call Return rate for each Security will be determined on the Trade Date. See "Call Returns/Call Prices for Each Offering of the Securities."
Call Price	The applicable Call Price equals the principal amount per Security plus the applicable Call Return.
Payment at Maturity (per $10 Security)

If the Securities are not automatically called and the applicable Final Share Price is equal to or greater than the applicable Trigger Price, we will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10 × (1 + Contingent Absolute Return)

If the Securities are not automatically called and the applicable Final Share Price is less than the applicable Trigger Price, we will pay you a cash payment at maturity that is less than $10 per $10 principal amount Security, equal to:

$10 × (1 + Stock Return)

In this scenario, the Contingent Absolute Return does not apply and you will lose some or all of your initial investment at maturity in an amount proportionate to the negative Stock Return.

Stock Return	Final Share Price - Initial Share Price Initial Share Price
Contingent Absolute Return	The absolute value of the Stock Return. For example, if the Stock Return is -5%, the Contingent Absolute Return will equal 5%.
Initial Share Price[3]	The closing price of one share of the applicable Underlying Stock on the Trade Date
Final Share Price[3]	The closing price of one share of the applicable Underlying Stock on the Final Valuation Date
Trigger Price[3]

For Securities linked to the common stock of Bank of America Corporation, 75% of its Initial Share Price

For Securities linked to the American depositary shares of Rio Tinto plc, 75% of its Initial Share Price

[1]	See footnote 1 under "Key Dates" on the front cover
[2]	See footnote 2 under "Key Dates" on the front cover
[3]	Subject to adjustment upon the occurrence of certain corporate events affecting the applicable Underlying Stock as described under "General Terms of Securities — Anti-Dilution Adjustments" in the accompanying product supplement no. UBS-3-III. The Trigger Price for each Underlying Stock may be rounded up to the nearest cent.

Investment Timeline
Trade Date	The closing price of one share of the applicable Underlying Stock is determined, the applicable Trigger Price is determined and the applicable Call Return rate is set.

Quarterly

The Securities will be called if the closing price of one share of the applicable Underlying Stock on any Observation Date is equal to or greater than the applicable Initial Share Price.

If the Securities are called, JPMorgan Chase will pay the applicable Call Price for the applicable Observation Date: equal to the principal amount plus an amount based on the applicable Call Return rate.

Maturity Date

The applicable Final Share Price is determined as of the Final Valuation Date.

If the Securities have not been called and the applicable Final Share Price is equal to or greater than the applicable Trigger Price, JPMorgan Chase will pay an amount in cash equal to:

$10 × (1 + Contingent Absolute Return)
per Security

If the Securities have not been called and the applicable Final Share Price is less than the applicable Trigger Price, the Contingent Absolute Return will not apply and JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss proportionate to the decline of the applicable Underlying Stock; equal to a return of:

$10 × (1 + Stock Return) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Call Returns/Call Prices for Each Offering of the Securities

		Securities linked to the common stock of Bank of America Corporation		Securities linked to the American depositary shares of Rio Tinto plc
Observation Dates†	Call Settlement Dates†	Call Return (numbers below assume a rate of 9.25%* per annum)	Call Price (per $10)	Call Return (numbers below assume a rate of 10.125%* per annum)	Call Price (per $10)
June 10, 2013	June 12, 2013	2.313%	$10.2313	2.531%	$10.2531
September 9, 2013	September 11, 2013	4.625%	$10.4625	5.063%	$10.5063
December 9, 2013	December 11, 2013	6.938%	$10.6938	7.594%	$10.7594
March 10, 2014 (Final Valuation Date)	March 14, 2014 (Maturity Date)	9.250%	$10.9250	10.125%	$11.0125

†	See footnote 2 under "Key Dates" on the cover
*	The actual Call Return rate for each Security will be set on the Trade Date and will be between (i) 8.00% and 10.50% per annum for Securities linked to the common stock of Bank of America Corporation and (ii) 9.00% and 11.25% per annum for Securities linked to the American depositary shares of Rio Tinto plc. If the actual Call Return rate for any Security as determined on the Trade Date is less than the applicable assumed Call Return rate specified above, your return upon an automatic call will be less than the applicable return shown above.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. UBS-3-III. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as "open transactions" that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your Securities should be treated as short-term capital gain or loss unless you hold your Securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of Securities at the issue price. However, the Internal Revenue Service (the "IRS") or a court may not respect this treatment of the Securities, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders - Additional Tax Consideration

Non-U.S. Holders of Securities linked to the common stock of Bank of America Corporation should note that recently proposed Treasury regulations, if finalized in their current form, could impose a withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts attributable to U.S.-source dividends (including, potentially, adjustments to account for extraordinary dividends) that are paid or "deemed paid" after December 31, 2013 under certain financial instruments, if certain other conditions are met. While significant aspects of the application of these proposed regulations to these Securities are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that withholding is required with respect to these Securities held by a Non-U.S. Holder or that the Non-U.S. Holder must provide information to establish that withholding is not required. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations. If withholding is required, we will not be required to pay any additional amounts with respect to amounts so withheld.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the applicable Underlying Stock. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no. UBS-3-III. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that JPMorgan Chase will not necessarily repay the full principal amount of the Securities. If the Securities are not called and the closing price of one share of the applicable Underlying Stock has declined below the applicable Trigger Price on the Final Valuation Date, you will be fully exposed to any depreciation in the closing price of one share of the applicable Underlying Stock from the applicable Initial Share Price to the applicable Final Share Price and JPMorgan Chase will repay less than the full principal amount at maturity, resulting in a loss that is proportionate to the negative Stock Return. Under these circumstances, the Contingent Absolute Return will not apply and you will lose 1% of your principal for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price and could lose your entire initial investment. As a result, your investment in the Securities may not perform as well as an investment in a security that does not have the potential for full downside exposure to the applicable Underlying Stock at maturity.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	The Contingent Absolute Return Applies Only If You Hold the Securities to Maturity — If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the closing price of one share of the applicable Underlying Stock is above the applicable Trigger Price. If by maturity the Securities have not been called, JPMorgan Chase will repay you the full principal amount per Security plus the Contingent Absolute Return, unless the price of the applicable Underlying Stock closes below the applicable Trigger Price on the Final Valuation Date. Under these circumstances, the Contingent Absolute Return will not apply and JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the price of the applicable Underlying Stock from the Trade Date to the Final Valuation Date. The Contingent Absolute Return and any contingent repayment of principal are based on whether the applicable Final Share Price is below the applicable Trigger Price and apply only if you hold your Securities to maturity.
♦	Limited Return on the Securities — If the Securities are called, your potential gain on the Securities will be limited to the applicable Call Return regardless of the appreciation in the closing price of one share of the applicable Underlying Stock, which may be significant. Because the Call Return increases the longer the Securities have been outstanding and your Securities can be called as early as the first quarterly Observation Date, the term of the Securities could be cut short and the return on the Securities would be less than if the Securities were called at a later date. In addition, if the Securities are not called, any positive return on the Securities will be limited by the applicable Trigger Price because JPMorgan Chase will pay you the principal amount plus the Contingent Absolute Return at maturity only when the Securities are not called and only if the applicable Final Share Price is greater than or equal to the applicable Trigger Price. You will not receive a Contingent Absolute Return and will lose some or all of your investment if the Final Share Price is below the applicable Trigger Price. Furthermore, because the closing price of one share of the applicable Underlying Stock at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had invested directly in the applicable Underlying Stock.
♦	The Probability That the Applicable Final Share Price Will Fall Below the Applicable Trigger Price on the Final Valuation Date Will Depend on the Volatility of the Applicable Underlying Stock — "Volatility" refers to the frequency and magnitude of changes in the price of the applicable Underlying Stock. Greater expected volatility with respect to the applicable Underlying Stock reflects a higher expectation as of the Trade Date that the price of that stock could close below its Trigger Price on the Final Valuation Date of the Securities, resulting in the loss of some or all of your investment. In addition, each Call Return rate is set on the Trade Date and depends in part on this expected volatility. However, a stock's volatility can change significantly over the term of the Securities. The price of the applicable Underlying Stock for your Securities could fall sharply, which could result in a significant loss of principal.
♦	Reinvestment Risk — If your Securities are called early, the holding period over which you would receive the per annum return of between (i) 8.00% and 10.50% for Securities linked to the common stock of Bank of America Corporation and (ii) 9.00% and 11.25% for Securities linked to the American depositary shares of Rio Tinto plc could be as little as three months (the actual Call Return rate applicable to each Underlying Stock will be set on the Trade Date). There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk in the event the Securities are called prior to the maturity date.
♦	No Periodic Interest Payments — You will not receive any periodic interest payments on the Securities.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the

Securities. In addition, JPMorgan Chase Bank, National Association, our affiliate, serves as depositary for the American depositary shares of Rio Tinto plc. As a result JPMorgan Chase Bank, National Association's interests, as depositary for the ADSs, may be adverse to your interests as a holder of the Securities. Furthermore, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to "Risk Factors — Risks Relating to the Securities Generally" in the accompanying product supplement no. UBS-3-III for additional information about these risks. We and/or our affiliates may also currently or from time to time engage in business with the issuer of the applicable Underlying Stock, including extending loans to, or making equity investments in, the issuer of the applicable Underlying Stock or providing advisory services to the issuer of the applicable Underlying Stock. As a prospective purchaser of the Securities, you should undertake an independent investigation of the issuer of the applicable Underlying Stock as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.
♦	Single Stock Risk — The price of the applicable Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information regarding each Underlying Stock and its issuer, please see "The Underlying Stocks" and the section applicable to each Underlying Stock issuer in this free writing prospectus and the respective issuer's SEC filings referred to in those sections. We urge you to review financial and other information filed periodically with the SEC by the applicable Underlying Stock issuer.
♦	Certain Built-In Costs Are Likely to Affect Adversely the Value of the Securities Prior to Maturity — While the payment on any Call Settlement Date or at maturity, if any, described in this free writing prospectus is based on the full principal amount of your Securities, the original issue price of the Securities includes UBS's commission and the estimated cost of hedging our obligations under the Securities. As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase Securities from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from UBS's commission and our hedging costs, including those set forth under "Many Economic and Market Factors Will Impact the Value of the Securities" below. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.
♦	No Dividend Payments or Voting Rights in the Applicable Underlying Stock — As a holder of the Securities, you will not have any ownership interest or rights in the applicable Underlying Stock, such as voting rights or dividend payments. In addition, the issuer of the applicable Underlying Stock will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the applicable Underlying Stock and the Securities.
♦	No Affiliation with the Applicable Underlying Stock Issuer — We are not affiliated with the issuer of the applicable Underlying Stock. We have not independently verified any of the information about the applicable Underlying Stock issuer contained in this free writing prospectus or in product supplement no. UBS-3-III. You should make your own investigation into the applicable Underlying Stock and its issuer. We are not responsible for the applicable Underlying Stock issuer's public disclosure of information, whether contained in SEC filings or otherwise.
♦	No Assurances That the Investment View Implicit in the Securities Will Be Successful — While the Securities are structured to provide potentially enhanced returns in a flat or bullish environment or potential absolute returns in a negative environment above the applicable Trigger Price, we cannot assure you of the economic environment during the term or at maturity of your Securities and you may lose some or all of your investment at maturity.
♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Anti-Dilution Protection Is Limited and May Be Discretionary — Although the calculation agent will adjust the applicable Initial Share Price and applicable Trigger Price for certain corporate events (such as stock splits and stock dividends) affecting the applicable Underlying Stock, the calculation agent is not required to make an adjustment for every corporate event that can affect the applicable Underlying Stock. If an event occurs that does not require the calculation agent to adjust the applicable Initial Share Price and the applicable Trigger Price, the market value of your Securities and the payment at maturity if not previously called may be materially and adversely affected. You should also be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from what is described in the accompanying product supplement as it deems necessary to ensure an equitable result. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the Securities in making these determinations.
♦	Hedging and Trading in the Applicable Underlying Stock — While the Securities are outstanding, we or any of our affiliates may carry out hedging activities related to the Securities, including in the applicable Underlying Stock or instruments related to the applicable Underlying Stock. We or our affiliates may also trade in the applicable Underlying Stock or instruments related to the applicable Underlying Stock from time to time. Any of these hedging or trading activities as of the Trade Date and during the term of the Securities could adversely affect our payment to you at maturity if not previously called. It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Securities declines.

♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations (for example, with respect to the issuer of the Underlying Stock) that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the applicable Underlying Stock and could affect the value of the applicable Underlying Stock, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Market Price of the Applicable Underlying Stock — Trading or transactions by JPMorgan Chase & Co. or its affiliates in the applicable Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the applicable Underlying Stock may adversely affect the market price of the applicable Underlying Stock and, therefore, the market value of the Securities.
♦	Market Disruptions May Adversely Affect Your Return — The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of the applicable Underlying Stock on an Observation Date, determining if the Securities are to be automatically called, calculating the applicable Stock Return or Contingent Absolute Return if the Securities are not automatically called and calculating the amount that we are required to pay you, if any, upon an automatic call or at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the Securities, it is possible that one or more of the Observation Dates and the applicable payment date will be postponed and your return will be adversely affected. See "General Terms of Securities — Market Disruption Events" in the accompanying product supplement no. UBS-3-III.
♦	Many Economic and Market Factors Will Impact the Value of the Securities — In addition to the value of the applicable Underlying Stock and interest rates on any trading day, the value of the Securities will be impacted by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. UBS-3-III.

Risks Relating Specifically to the Securities Linked to the American depositary shares of Rio Tinto plc

♦	Risks Associated with Non-U.S. Companies: An investment in the Securities linked to the American depositary shares (or "ADSs") representing interests in the ordinary shares of Rio Tinto plc (which we refer to as "Rio Tinto"), which are issued by a U.K. issuer, involves risks associated with the home country of Rio Tinto. The ADSs of Rio Tinto, which are quoted and traded in U.S. dollars on the New York Stock Exchange, may trade differently from the ordinary shares of Rio Tinto quoted and traded in pounds sterling on the London Stock Exchange. Non-U.S. companies, such as those in the United Kingdom, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in the home country of the non-U.S. issuer (i.e., the United Kingdom), including changes in that country's government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.
♦	Securities Linked to the ADSs of Rio Tinto Are Subject to Currency Exchange Rate Risk: Because the ADSs of Rio Tinto are quoted and traded in U.S. dollars on the New York Stock Exchange and the ordinary shares of Rio Tinto are quoted and traded in pounds sterling on the London Stock Exchange, fluctuations in the exchange rate between the pound sterling and the U.S. dollar will likely affect the relative value of the ADSs of Rio Tinto and the ordinary shares of Rio Tinto, and, as a result, will likely affect the market price of the ADSs trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the applicable Securities and whether the applicable Final Share Price will fall below the applicable Trigger Price on the Final Valuation Date. The pound sterling has been subject to fluctuations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rates between the pound sterling and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the applicable Securities. The exchange rates between the pound sterling and the U.S. dollar are the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the United Kingdom and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the United Kingdom and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the United Kingdom, the United States and other jurisdictions important to international trade and finance.

♦	There Are Important Differences Between the Rights of Holders of ADSs of Rio Tinto and the Rights of Holders of the Ordinary Shares of Rio Tinto: For Securities linked to the ADSs of Rio Tinto, you should be aware that your return on those Securities is linked to the price of the ADSs and not the ordinary shares of Rio Tinto. There are important differences between the rights of holders of ADSs and the rights of holders of the ordinary shares. Each ADS is a security evidenced by an ADS that represents one ordinary share of Rio Tinto. The ADSs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, Rio Tinto, and holders of the ADSs, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and the rights of holders of the ordinary shares of Rio Tinto may be significant and may materially and adversely affect the value of the ADSs and, as a result, the Securities linked to the ADSs of Rio Tinto.

Hypothetical Examples

The examples below illustrate the hypothetical payment upon a call or at maturity under different hypothetical scenarios for a $10.00 Security on an offering of the Securities linked to a hypothetical Underlying Stock with the following assumptions (the actual terms for each Security will be determined on the Trade Date; amounts have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	Approximately 12 months (unless earlier called)
Initial Share Price:	$50.00
Call Return Rate:	6.00%* per annum (or 1.50% per quarter)
Observation Dates:	Quarterly
Trigger Price:	$40.00 (which is 80.00% of the hypothetical Initial Share Price)

*	The actual Call Return rate for each Security will be set on the Trade Date. The actual payment upon a call or at maturity and the actual Trigger Price applicable to your Securities may be more or less than the amounts displayed in these hypothetical scenarios, and will depend in part on the Initial Share Price of the applicable Underlying Stock, which will be set on the Trade Date.

The examples below are purely hypothetical and are not based on any specific offering of Securities linked to any specific Underlying Stock. These examples are intended to illustrate how the value of any payment on the Securities will depend on the closing price on the Observation Dates.

Example 1 — Securities Are Called on the First Observation Date

Closing Price at first Observation Date:	$55.00 (at or above Initial Share Price, Securities are called)
Call Price (per Security):	$10.15

Because the Securities are called on the first Observation Date, we will pay you on the Call Settlement Date a total Call Price of $10.15 per $10.00 principal amount (1.50% return on the Securities).

Example 2 — Securities Are Called on the Final Valuation Date

Closing Price at first Observation Date:	$45.00 (below Initial Share Price, Securities NOT called)
Closing Price at second Observation Date:	$40.00 (below Initial Share Price, Securities NOT called)
Closing Price at third Observation Date:	$45.00 (below Initial Share Price, Securities NOT called)
Closing Price at Final Valuation Date:	$52.50 (at or above Initial Share Price, Securities are called)

Call Price (per Security):	$10.60

Because the Securities are called on the Final Valuation Date, we will pay you on the Call Settlement Date (which coincides with the Maturity Date in this example) a total Call Price of $10.60 per $10.00 principal amount (6.00% return on the Securities).

Example 3 — Securities Are NOT Called and the Final Share Price Is Above the Trigger Price

Closing Price at first Observation Date:	$45.00 (below Initial Share Price, Securities NOT called)
Closing Price at second Observation Date:	$40.00 (below Initial Share Price, Securities NOT called)
Closing Price at third Observation Date:	$45.00 (below Initial Share Price, Securities NOT called)
Closing Price at Final Valuation Date:	$45.00 (below Initial Share Price, but above Trigger Price, Securities NOT called)

Settlement Amount (per Security):	$10.00 × (1 + Contingent Absolute Return) $10.00 × (1 + 10%) $11.00

Because the Securities are not called and the Stock Return is -10%, but the Final Share Price is above or equal to the Trigger Price, at maturity we will pay you a total of $11.00 per $10.00 principal amount (a 10% return on the Securities).

Example 4 — Securities Are NOT Called and the Final Share Price Is Below the Trigger Price

Closing Price at first Observation Date:	$45.00 (below Initial Share Price, Securities NOT called)
Closing Price at second Observation Date:	$40.00 (below Initial Share Price, Securities NOT called)
Closing Price at third Observation Date:	$45.00 (below Initial Share Price, Securities NOT called)
Closing Price at Final Valuation Date:	$25.00 (below Initial Share Price and Trigger Price, Securities NOT called)

Settlement Amount (per Security):	$10.00 × (1 + Stock Return) $10.00 × (1 + -50%) $5.00

Because the Securities are not called and the Final Share Price is below the Trigger Price, at maturity we will pay you a total of $5.00 per $10.00 principal amount (a 50% loss on the Securities).

The hypothetical returns and hypothetical payments on the Securities shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

The Underlying Stocks

Included on the following pages is a brief description of the issuers of the Underlying Stocks. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing prices of one share of each Underlying Stock. The information given below is for the four calendar quarters in each of 2008, 2009, 2010, 2011 and 2012. Partial data is provided for the first calendar quarter of 2013. We obtained the closing price information set forth below from the Bloomberg Professional® service ("Bloomberg"), without independent verification. You should not take the historical prices of any Underlying Stock as an indication of future performance.

Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of each Underlying Stock with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying Stock under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. We do not make any representation that these publicly available documents are accurate or complete.

Bank of America Corporation

According to its publicly available filings with the SEC, Bank of America Corporation, which we refer to as Bank of America, is a financial institution, serving individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services. The common stock of Bank of America, par value $0.01 per share (Bloomberg ticker: BAC), is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Bank of America in the accompanying product supplement no. UBS-3-III. Bank of America's SEC file number is 001-06523.

Historical Information Regarding the Common Stock of Bank of America

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Bank of America, based on daily closing prices on the primary exchange for Bank of America, as reported by Bloomberg. The closing price of one share of the common stock of Bank of America on March 4, 2013 was $11.41. The actual Initial Share Price will be the closing price of one share of the common stock of Bank of America on the Trade Date. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Bank of America has experienced significant fluctuations. The historical performance of the common stock of Bank of America should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Bank of America during the term of the Securities. We cannot give you assurance that the performance of the common stock of Bank of America will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Bank of America will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America.

Quarter Begin	Quarter End		Quarterly High	Quarterly Low	Close
1/1/2008	3/31/2008		$45.03	$35.31	$37.91
4/1/2008	6/30/2008		$40.86	$23.87	$23.87
7/1/2008	9/30/2008		$37.48	$18.52	$35.00
10/1/2008	12/31/2008		$38.13	$11.25	$14.08
1/1/2009	3/31/2009		$14.33	$3.14	$6.82
4/1/2009	6/30/2009		$14.17	$7.05	$13.20
7/1/2009	9/30/2009		$17.98	$11.84	$16.92
10/1/2009	12/31/2009		$18.59	$14.58	$15.06
1/1/2010	3/31/2010		$18.04	$14.45	$17.85
4/1/2010	6/30/2010		$19.48	$14.37	$14.37
7/1/2010	9/30/2010		$15.67	$12.32	$13.11
10/1/2010	12/31/2010		$13.56	$10.95	$13.34
1/1/2011	3/31/2011		$15.25	$13.33	$13.33
4/1/2011	6/30/2011		$13.72	$10.50	$10.96
7/1/2011	9/30/2011		$11.09	$6.06	$6.12
10/1/2011	12/31/2011		$7.35	$4.99	$5.56
1/1/2012	3/31/2012		$9.93	$5.80	$9.57
4/1/2012	6/30/2012		$9.68	$6.83	$8.18
7/1/2012	9/30/2012		$9.55	$7.04	$8.83
10/1/2012	12/31/2012		$11.60	$8.93	$11.60
1/1/2013	3/04/2013	*	$12.25	$11.03	$11.41

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2013 includes data for the period from January 1, 2013 through March 4, 2013. Accordingly, the "Quarterly High," "Quarterly Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2013.

The graph below illustrates the daily performance of the common stock of Bank of America from January 2, 2003 through March 4, 2013, based on information from Bloomberg, without independent verification. The dotted line represents a hypothetical Trigger Price, equal to 75% of the closing price on March 4, 2013. The actual Trigger Price will be based on the closing price of one share of the common stock of Bank of America on the Trade Date.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Rio Tinto plc

According to its publicly available filings with the SEC, Rio Tinto plc, which we refer to as Rio Tinto, is involved in metal and mineral production. The ADSs of Rio Tinto, each representing on ordinary share of Rio Tinto (par value 10p per share) (Bloomberg ticker: RIO), are listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Rio Tinto in the accompanying product supplement no. UBS-3-III. Rio Tinto's SEC file number is 001-10533.

Historical Information Regarding the American Depositary Shares of Rio Tinto

The following table sets forth the quarterly high and low closing prices of one ADS of Rio Tinto, based on daily closing prices on the primary exchange for Rio Tinto, as reported by Bloomberg. The closing price of one ADS of Rio Tinto on March 4, 2013 was $50.48. The actual Initial Share Price will be the closing price of one ADS of Rio Tinto on the Trade Date. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the American depositary shares of Rio Tinto has experienced significant fluctuations. The historical performance of the ADS of Rio Tinto should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one ADS of Rio Tinto during the term of the Securities. We cannot give you assurance that the performance of the ADS of Rio Tinto will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Rio Tinto will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the ADS of Rio Tinto.

Quarter Begin	Quarter End		Quarterly High	Quarterly Low	Close
1/1/2008	3/31/2008		$116.00	$82.83	$102.96
4/1/2008	6/30/2008		$138.73	$104.94	$123.75
7/1/2008	9/30/2008		$117.06	$56.63	$62.38
10/1/2008	12/31/2008		$63.56	$15.18	$22.23
1/1/2009	3/31/2009		$35.29	$19.79	$33.52
4/1/2009	6/30/2009		$53.13	$31.67	$40.97
7/1/2009	9/30/2009		$45.66	$31.14	$42.57
10/1/2009	12/31/2009		$55.44	$40.22	$53.85
1/1/2010	3/31/2010		$59.95	$46.90	$59.18
4/1/2010	6/30/2010		$61.60	$39.87	$43.60
7/1/2010	9/30/2010		$59.60	$44.26	$58.73
10/1/2010	12/31/2010		$71.66	$58.59	$71.66
1/1/2011	3/31/2011		$76.63	$62.00	$71.12
4/1/2011	6/30/2011		$73.93	$65.55	$72.32
7/1/2011	9/30/2011		$73.63	$44.08	$44.08
10/1/2011	12/31/2011		$58.18	$42.30	$48.92
1/1/2012	3/31/2012		$62.70	$51.24	$55.59
4/1/2012	6/30/2012		$57.25	$42.32	$47.81
7/1/2012	9/30/2012		$53.18	$43.00	$46.76
10/1/2012	12/31/2012		$58.22	$46.81	$58.09
1/1/2013	3/4/2013	*	$59.92	$50.48	$50.48

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2013 includes data for the period from January 1, 2013 through March 4, 2013. Accordingly, the "Quarterly High," "Quarterly Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2013.

The graph below illustrates the daily performance of the ADSs of Rio Tinto from January 2, 2003 through March 4, 2013, based on information from Bloomberg, without independent verification. The dotted line represents a hypothetical Trigger Price, equal to 75% of the closing price on March 4, 2013. The actual Trigger Price will be based on the closing price of one ADS of Rio Tinto on the Trade Date.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Supplemental Plan of Distribution

We have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We will agree that UBS may sell all or a part of the Securities that it purchases from us to its affiliates at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and containing the final pricing terms of the Securities.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "Use of Proceeds and Hedging" beginning on page PS-18 of the accompanying product supplement no. UBS-3-III.